Exhibit 99.1

Press Release

May 18, 2016	Contact Information:

For Immediate Release	Rob McCarthy
Vice President - Investor Relations
414.223.1615
Rexnord Corporation Reports Fourth Quarter and Full Fiscal Year 2016 Results
Conference call scheduled for Thursday, May 19, 2016 at 8:00 a.m. Eastern Time
MILWAUKEE, WI - May 18, 2016 NYSE:RXN
Fourth Quarter Highlights

•	Net sales were $493 million

•	GAAP net income from continuing operations was $1 million

•	Adjusted net income was $38 million, and adjusted earnings per share was $0.37
Fiscal 2016 Highlights

•	Net sales were $1.924 billion for fiscal year 2016

•	Adjusted EBITDA of $366 million, resulting in an adjusted EBITDA margin of 19%

•	Net income from continuing operations was $69 million, and diluted earnings per share was $0.67

•	Adjusted earnings per share was $1.47

•	Free cash flow was $171 million, or 113% of adjusted net income

Todd A. Adams, President and Chief Executive Officer, commented, “Our fourth quarter results reflect solid performance in our water-focused end markets, offset by the ongoing challenges in our process industry end markets. Despite the slightly weaker than expected top line, we reduced our financial leverage, made important progress against our strategic growth initiatives, and we delivered $171 million of free cash flow for the year. Our comprehensive supply chain optimization and footprint repositioning program is on track to deliver the $30 million of annualized cost savings by the end of this upcoming year, and the impact of our ongoing investments in innovation and operational excellence are creating incremental growth and value creation opportunities.”
“Our Process & Motion Control platform delivered results that were in aggregate a bit below our expectations, as relative strength in our industrial distribution channel was offset by weaker demand from our OEM and end-user customers and disappointing results in our aerospace operations. As we move into the new year, we remain focused on the levers that we can control, namely accelerating our commercial excellence initiatives and leveraging improved leadership alignment into stronger operational execution and shareholder value creation."
"In our Water Management platform, our results benefited from solid core growth in our nonresidential construction markets and our water and wastewater infrastructure markets. Our recently announced decision to exit a non-core product line accelerates the structural improvement in platform margins as our core operations delivered an Adjusted EBITDA margin above 20% for the full fiscal year. Going forward, we expect to drive further margin expansion as we benefit from the anticipated favorable end market environment and additional productivity gains through the Rexnord Business System (“RBS”).”

Fiscal 2017 Guidance
Adams continued, “Our initial fiscal 2017 guidance balances the ongoing positive outlook for our water-focused end markets and our expectations for stable aerospace and food and beverage end markets with anticipated ongoing headwinds in our process industry end markets. For the full year, we expect core growth to range from -2% to +1%, adjusted EPS between $1.47 - $1.57, and for free cash flow to exceed net income. For the first quarter, we anticipate our sales to be in the range of $457-$467 million and adjusted EPS in the range of $0.28 - $0.30."

Fourth Quarter Fiscal 2016 Segment Highlights

Process & Motion Control
Process & Motion Control ("PMC") net sales were $294 million in the fourth quarter of fiscal 2016. Core net sales, which exclude a 1% unfavorable impact from foreign currency translation, decreased 9% year-over-year as stable aerospace and industrial distribution demand was offset by weaker demand from OEMs and end users in our process industry markets.

PMC income from operations for the fourth quarter was $42 million or 14.2% of net sales. Income from operations as a percentage of net sales decreased by 450 basis points as a result of the lower overall sales level, costs associated with our supply chain and footprint repositioning initiatives, and incremental investments in market growth initiatives.

PMC Adjusted EBITDA in the fourth quarter was $65 million and Adjusted EBITDA as a percentage of sales decreased 440 basis points year-over-year to 22.1%.

Water Management
Water Management net sales were $199 million in the fourth quarter of fiscal 2016. Excluding the product line exit, net sales were $191 million. Core net sales, which excludes a 2% unfavorable impact from foreign currency, increased 8% year-over-year due to higher shipments for water infrastructure projects and ongoing steady growth in our nonresidential construction markets.

Water Management loss from operations was $5 million for the fourth quarter. The loss is primarily attributable to restructuring and other expenses associated with a non-core product line we intend to exit in early fiscal year 2017, as previously disclosed. Our core operations reported a year-over-year increase in operating earnings, reflecting higher shipment volumes, the absence of last year's valuation reserve, and RBS-driven improvements in operating efficiencies.

Water Management Adjusted EBITDA in the fourth quarter was $34 million and Adjusted EBITDA as a percentage of core sales increased 520 basis points year-over-year to 17.6%.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods, and in the case of Adjusted EBITDA, is a measurement with which we must comply under our credit agreement. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions, divestitures (including the announced exit of our Rodney Hunt-Fontaine ("RHF") product line within our Water Management platform) and foreign currency translation. Management believes that core sales facilitates easier comparisons of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar costs, gains or losses on divestitures, gains or losses on extinguishment of debt, the impact of inventory fair value adjustments in connection with purchase accounting, and other non-operational, non-cash or non-recurring losses or gains, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating the performance of issuers of “high yield” securities because it is a common measure of the ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures plus the excess tax benefit on stock option exercises, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.
About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 7,700 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnord.com.
Conference Call Details
Rexnord will hold a conference call on Thursday, May 19, 2016 at 8:00 a.m. Eastern Time to discuss its fiscal 2016 fourth quarter and full year results and provide a general business update. Rexnord President and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:
Domestic toll-free #: 888-771-4371
International toll #: 847-585-4405
Access Code: 4240 9218
A live webcast of the call will also be available on the Investor Relations section of the Company's website. Please go to the website (www.rexnord.com) at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 10:30 a.m. Eastern Time, May 19, 2016 until 11:59 p.m. Eastern Time, May 26, 2016. To access the replay, please dial 888-843-7419 (domestic) or 630-652-3042 (international). The passcode for the replay is: 4240 9218#. The replay will also be available as a webcast on the Company’s investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Form 10-K for the fiscal year ended March 31, 2016 as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Rexnord Corporation and Subsidiaries
Consolidated Statements of Operations
(in Millions, except share and per share amounts) (Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Net sales	$492.6	$518.5	$1,923.8	$2,050.2
Cost of sales	324.8	329.0	1,258.6	1,304.0
Gross profit	167.8	189.5	665.2	746.2
Selling, general and administrative expenses	99.3	109.0	385.7	415.1
Restructuring and other similar charges	24.2	5.8	34.9	12.9
Actuarial loss on pension and postretirement benefit obligations	12.9	28.0	12.9	59.4
Amortization of intangible assets	14.3	14.3	57.4	55.1
Income from operations	17.1	32.4	174.3	203.7
Non-operating expense:
Interest expense, net	(23.4)	(21.5)	(91.4)	(87.9)
Other income (expense), net	5.6	1.8	3.1	(7.2)
Income from continuing operations before income taxes	(0.7)	12.7	86.0	108.6
(Benefit) provision for income taxes	(1.5)	(23.0)	17.1	16.8
Net income from continuing operations	0.8	35.7	68.9	91.8
Loss from discontinued operations, net of tax	(1.4)	(3.2)	(1.4)	(8.0)
Net income	$(0.6)	$32.5	$67.5	$83.8
Non-controlling interest (loss)	(0.2)	(0.2)	(0.4)	—
Net income attributable to Rexnord	$(0.4)	$32.3	$67.9	$83.8

Net income per share from continuing operations:
Basic	$0.01	$0.35	$0.68	$0.90
Diluted	$0.01	$0.34	$0.67	$0.88
Net (loss) income per share from discontinued operations:
Basic	$(0.01)	$(0.03)	$(0.01)	$(0.08)
Diluted	$(0.01)	$(0.03)	$(0.01)	$(0.08)
Net income per share attributable to Rexnord:
Basic	$—	$0.32	$0.67	$0.82
Diluted	$—	$0.31	$0.66	$0.80

Weighted-average number of shares outstanding (in thousands):
Basic	101,248	101,739	100,841	101,530
Effect of dilutive stock options	1,894	3,069	2,469	3,197
Diluted	103,142	104,808	103,310	104,727

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fourth Quarter and Fiscal Year
(in Millions, except share and per share amounts) (Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
Adjusted EBITDA	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Net income	(0.6)	32.5	67.5	83.8
Interest expense, net	23.4	21.5	91.4	87.9
Income tax (benefit) provision	(1.5)	(23.0)	17.1	16.8
Depreciation and amortization	29.4	28.7	115.4	112.2
EBITDA	50.7	59.7	291.4	300.7

Adjustments to EBITDA
Actuarial loss on pension and postretirement benefit obligations	12.9	28.0	12.9	59.4
Impact of RHF product line exit (1)	10.2	3.4	21.3	8.9
Loss from discontinued operations, net of tax	1.4	3.2	1.4	8.0
Restructuring and other similar charges	24.2	5.8	34.9	12.9
Stock-based compensation expense	1.7	1.6	7.5	6.4
Last-in first-out inventory adjustments	(2.2)	(1.9)	(0.8)	(1.7)
Impact of inventory fair value adjustment	—	1.1	—	3.2
Other (income) expense, net (2)	(5.6)	(1.8)	(3.1)	7.2
Subtotal of adjustments to EBITDA	42.6	39.4	74.1	104.3
Adjusted EBITDA	$93.3	$99.1	$365.5	$405.0

	Fourth Quarter Ended		Fiscal Year Ended
Adjusted Net Income and Earnings Per Share	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Net income from continuing operations	0.8	35.7	68.9	91.8
Actuarial loss on pension and postretirement benefit obligations	12.9	28.0	12.9	59.4
Supply chain optimization and footprint repositioning initiatives (3)	1.0	—	2.5	—
Impact of RHF product line exit (1)	10.7	3.7	23.3	10.1
Restructuring and other similar charges	24.2	5.8	34.9	12.9
Impact of inventory fair value adjustment	—	1.1	—	3.2
Amortization of intangible assets	14.3	14.3	57.4	55.1
Other (income) expense, net (2)	(5.6)	(1.8)	(3.1)	7.2
Tax effect on above items	(20.5)	(18.3)	(45.2)	(53.0)
Tax restructuring (4)	—	—	—	10.1
Adjusted net income from continuing operations	$37.8	$68.5	$151.6	$196.8

Weighted-average number of shares outstanding (in thousands)
Basic	101,248	101,739	100,841	101,530
Effect of dilutive equity awards	1,894	3,069	2,469	3,197
Diluted	103,142	104,808	103,310	104,727

Adjusted earnings per share - diluted	$0.37	$0.65	$1.47	$1.88
Net income per share from continuing operations - diluted (in accordance with GAAP)	$0.01	$0.34	$0.67	$0.88

(1)
During the fourth quarter of fiscal 2016, the Company announced its decision to exit the RHF flow control gate product line within its Water Management platform. The operating loss (excluding restructuring and related charges) is not included in Adjusted EBITDA in accordance with our credit agreement. Further, to enhance comparability between historical periods, the pre-tax loss of the RHF product line exit has also been excluded from our Adjusted earnings per share.

(2)
Other (income) expense, net includes the impact of foreign currency transactions, sale of property, plant and equipment, other miscellaneous expenses and a recovery under the Continued Dumping and Subsidy Offset Act. See "Management Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the fiscal year ended March 31, 2016 for further information.

(3)	Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.

(4)	Fiscal 2015 includes a non-recurring, non-cash tax expense related to a change in the U.S. income tax entity classification of a foreign subsidiary.

	Fourth Quarter Ended
	March 31, 2016		March 31, 2015
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Process & Motion Control	Water Management
Income from operations	$41.7	$(5.3)	$61.4	$10.1
Operating margin	14.2%	(2.7)%	18.7%	5.3%

Depreciation and amortization	19.6	9.8	19.1	9.6
Restructuring and other similar charges	7.5	16.6	5.4	0.4
Impact of RHF product line exit (1)	—	10.2	—	3.4
Stock-based compensation expense	0.7	—	0.3	0.3
Last-in first-out inventory adjustments	(4.5)	2.3	(0.5)	(1.4)
Impact of inventory fair value adjustments	—	—	1.1	—
Adjusted EBITDA	$65.0	$33.6	$86.8	$22.4
Adjusted EBITDA margin	22.1%	17.6%	26.5%	12.4%

	Fiscal Year Ended
	March 31, 2016	March 31, 2015
Cash provided by operating activities	$219.0	$245.9
Expenditures for property, plant and equipment	(52.1)	(48.8)
Excess tax benefit on exercise of stock options	4.0	5.8
Free cash flow	$170.9	$202.9

	Earnings Guidance for	Earnings Guidance for
	the Three Months Ending	the Twelve Months Ending
Adjusted net income per diluted share	June 30, 2016	March 31, 2017
Net income per diluted share (2)	$0.14 to $0.16	$0.98 to $1.08
Footprint repositioning and supply chain optimization	0.01	0.11
Restructuring and other similar charges	0.06	0.24
Amortization of intangible assets	0.14	0.41
Tax impact on adjustments	(0.07)	(0.27)
Adjusted net income per diluted share	$0.28 to $0.30	$1.47 to $1.57

(1)
During the fourth quarter of fiscal 2016, the Company announced its decision to exit the RHF flow control gate product line within its Water Management platform and its intention to exclude related RHF results from its forward-looking guidance. The operating loss (excluding restructuring and related charges) is not included in Adjusted EBITDA in accordance with our credit agreement.

(2)
Our guidance for net income per diluted share is based upon the extent of information available as of the date of this filing regarding events and conditions that will impact our future operating results for the periods noted above. Our actual net income per diluted share may be materially impacted by events for which information is not available, such as asset impairments, purchase accounting effects related to future acquisitions, future restructuring actions, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, actuarial gains (losses) on our defined benefit plans, and other gains (losses) related to events or conditions not yet known. Consequently, we have not included incremental gains or (losses) for these items in our forward-looking guidance.

Rexnord Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)
(in Millions) (Unaudited)

	Year Ended
	March 31, 2016	March 31, 2015	March 31, 2014
Net income attributable to Rexnord	$67.9	$83.8	$30.2
Other comprehensive income (loss):
Foreign currency translation adjustments	(10.0)	(84.3)	7.1
Unrealized loss on interest rate derivatives, net of tax	(4.3)	(10.9)	(1.7)
Change in pension and other postretirement defined benefit plans, net of tax	5.5	(11.2)	9.5
Other comprehensive (loss) income, net of tax	(8.8)	(106.4)	14.9
Non-controlling interest loss	(0.4)	—	(0.6)
Total comprehensive income (loss)	$58.7	$(22.6)	$44.5

Rexnord Corporation and Subsidiaries
Consolidated Balance Sheets
(in Millions, except share amounts) (Unaudited)

	March 31, 2016	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$484.6	$370.3
Receivables, net	317.6	336.0
Inventories, net	327.2	367.7
Other current assets	46.7	53.6
Total current assets	1,176.1	1,127.6
Property, plant and equipment, net	397.2	417.6
Intangible assets, net	520.9	587.7
Goodwill	1,193.8	1,202.3
Insurance for asbestos claims	32.0	35.0
Other assets	34.8	39.1
Total assets	$3,354.8	$3,409.3
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$20.2	$24.3
Trade payables	200.8	234.1
Compensation and benefits	54.0	53.9
Current portion of pension and postretirement benefit obligations	5.0	5.0
Other current liabilities	124.4	115.7
Total current liabilities	404.4	433.0

Long-term debt	1,899.9	1,915.7
Pension and postretirement benefit obligations	195.5	203.0
Deferred income taxes	186.0	203.3
Reserve for asbestos claims	32.0	35.0
Other liabilities	49.0	66.6
Total liabilities	2,766.8	2,856.6

Stockholders' equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued: 101,435,762 at March 31, 2016 and 102,681,964 at March 31, 2015	1.0	1.0
Additional paid-in capital	856.2	885.9
Retained deficit	(129.6)	(197.5)
Accumulated other comprehensive loss	(139.0)	(130.2)
Treasury stock at cost; 0 and 900,904 shares at March 31, 2016 and March 31, 2015, respectively	—	(6.3)
Total Rexnord stockholders' equity	588.6	552.9
Non-controlling interest	(0.6)	(0.2)
Total stockholders' equity	588.0	552.7
Total liabilities and stockholders' equity	$3,354.8	$3,409.3

Rexnord Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in Millions) (Unaudited)

	Fiscal Year Ended
	March 31, 2016	March 31, 2015
Operating activities
Net income	$67.5	$83.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	58.0	57.1
Amortization of intangible assets	57.4	55.1
Amortization of deferred financing costs	2.0	2.1
Non-cash asset impairment	17.5	—
Loss on dispositions of property, plant and equipment	0.6	3.0
Deferred income taxes	(13.9)	(36.9)
Non-cash charge for disposal of discontinued operations	1.5	9.7
Actuarial loss on pension and post retirement benefit obligations	12.9	59.4
Other non-cash charges (credits)	9.6	(9.8)
Stock-based compensation expense	7.5	6.4
Changes in operating assets and liabilities:
Receivables	1.5	6.1
Inventories	37.7	(15.2)
Other assets	7.5	0.1
Accounts payable	(32.4)	3.7
Accruals and other	(15.9)	21.3
Cash provided by operating activities	219.0	245.9

Investing activities
Expenditures for property, plant and equipment	(52.1)	(48.8)
Acquisitions, net of cash acquired	1.1	(138.2)
Proceeds from dispositions of property, plant and equipment	5.8	0.5
Proceeds from divestiture, net of cash	—	9.2
Cash used for investing activities	(45.2)	(177.3)

Financing activities
Proceeds from borrowings of debt	0.9	0.1
Repayments of long-term debt	(19.5)	(19.8)
Proceeds from borrowings of short-term debt	—	11.5
Repayments of short-term debt	(5.9)	(16.1)
Payment of deferred financing fees	(0.9)	—
Proceeds from exercise of stock options	5.1	1.1
Repurchase of Company common stock	(40.0)	—
Excess tax benefit on exercise of stock options	4.0	5.8
Cash used for financing activities	(56.3)	(17.4)
Effect of exchange rate changes on cash and cash equivalents	(3.2)	(19.9)
Increase in cash and cash equivalents	114.3	31.3
Cash and cash equivalents at beginning of period	370.3	339.0
Cash and cash equivalents at end of period	$484.6	$370.3

Rexnord Corporation and Subsidiaries
Supplemental Pro forma(1) Data (in Millions) (Unaudited)
Fiscal 2016 and Fiscal 2015 Quarterly Results

	Fiscal 2016
	Q1	Q2	Q3	Q4	Total
Net sales
Process & Motion Control	$271.6	$268.8	$265.8	$294.1	$1,100.3
Water Management, as adjusted (1)	196.6	208.5	188.2	191.2	784.5
Total, as adjusted (1)	$468.2	$477.3	$454.0	$485.3	$1,884.8

Sales growth
Core growth	(2)%	(5)%	(4)%	(3)%	(3)%
Currency translation	(5)%	(5)%	(4)%	(2)%	(4)%
Acquisition/divestiture	2%	2%	1%	—%	1%
Reported growth	(5)%	(8)%	(7)%	(5)%	(6)%

Adjusted EBITDA
Process & Motion Control	$57.0	$55.7	$56.6	$65.0	$234.3
Water Management	38.9	43.5	43.4	$33.6	159.4
Corporate	(8.8)	(6.1)	(7.9)	(5.4)	(28.2)
Total	$87.1	$93.1	$92.1	$93.2	$365.5

Adjusted EBITDA %
Process & Motion Control	21.0%	20.7%	21.3%	22.1%	21.3%
Water Management	19.8%	20.9%	23.1%	17.6%	20.3%
Total (including Corporate)	18.6%	19.5%	20.3%	19.2%	19.4%

Depreciation & amortization of intangible assets
Process & Motion Control	$19.2	$19.0	$19.6	$19.5	$77.3
Water Management, as adjusted (1) (2)	9.0	9.4	9.9	9.8	38.1
Total, as adjusted (1) (2)	$28.2	$28.4	$29.4	$29.4	$115.4

	Fiscal 2015
	Q1	Q2	Q3	Q4	Total
Net sales
Process & Motion Control	$298.4	$304.8	$298.9	$328.1	$1,230.2
Water Management, as adjusted (1)	194.5	213.9	189.6	180.4	778.4
Total, as adjusted (1)	492.9	518.7	488.5	508.5	2,008.6

Sales growth
Core growth	—%	3%	5%	(5)%	1%
Currency translation	—%	—%	(3)%	(5)%	(2)%
Acquisition/divestiture	3%	3%	4%	3%	3%
Reported growth	3%	6%	6%	(7)%	2%

Adjusted EBITDA
Process & Motion Control	$69.7	$77.3	$73.2	$86.8	$307.0
Water Management	32.6	40.7	34.2	22.4	129.9
Corporate	(8.2)	(7.2)	(6.4)	(10.1)	(31.9)
Total	$94.1	$110.8	$101.0	$99.1	$405.0

Adjusted EBITDA %
Process & Motion Control	23.4%	25.4%	24.5%	26.5%	25.0%
Water Management	16.8%	19.0%	18.0%	12.4%	16.7%
Total (including Corporate)	19.1%	21.4%	20.7%	19.5%	20.2%

Depreciation & amortization of intangible assets
Process & Motion Control	$18.6	$18.3	$18.1	$19.1	$74.1
Water Management, as adjusted (1) (2)	9.6	9.5	9.4	9.6	38.1
Total, as adjusted (1) (2)	$28.2	$27.8	$27.5	$28.7	$112.2

(1)
During the fourth quarter of fiscal 2016, the Company announced its decision to exit the RHF flow control gate product line within its Water Management platform and its intention to exclude related RHF results from its forward-looking guidance.  To improve the comparability of historical and prospective financial information, this supplementary schedule presents pro forma Water Management and consolidated financial information that has been adjusted to exclude the RHF product line. Refer to the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedules below.

(2)
Water Management depreciation and amortization includes depreciation and amortization associated with RHF of $0.4 million, $0.5 million, $0.5 million and $0.5 million in the first, second, third and fourth quarters of fiscal 2016, respectively. Depreciation and amortization associated with RHF in the first, second, third and fourth quarters of fiscal 2015 were $0.4 million, $0.4 million, $0.5 million and $0.4 million, respectively.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal 2016 and Fiscal 2015 Quarterly Results
(in Millions) (Unaudited)

Reconciliation of Water Management Net Sales to Water Management Net Sales Excluding RHF:

	Fiscal 2016
	Q1	Q2	Q3	Q4	Total
Water Management net sales, as reported	$213.5	$217.1	$194.4	$198.5	$823.5
Less RHF net sales (1)	(16.9)	(8.6)	(6.2)	(7.3)	(39.0)
Water Management net sales, as adjusted (1)	$196.6	$208.5	$188.2	$191.2	$784.5

	Fiscal 2015
	Q1	Q2	Q3	Q4	Total
Water Management net sales, as reported	$205.2	$226.2	$198.2	$190.4	$820.0
Less RHF net sales (1)	(10.7)	(12.3)	(8.6)	(10.0)	(41.6)
Water Management net sales, as adjusted (1)	$194.5	$213.9	$189.6	$180.4	$778.4

Reconciliation of Quarterly Water Management Income from Operations to Adjusted EBITDA:

	Fiscal 2016
	Q1	Q2	Q3	Q4	Total
Water Management Income from operations	$27.4	$28.6	$22.1	$(5.3)	$72.8

Depreciation and amortization	9.0	9.4	9.9	9.8	38.1
Restructuring and other similar charges	0.6	0.8	4.5	16.6	22.5
Impact of RHF product line exit (1)	1.9	3.8	5.4	10.2	21.3
Stock-based compensation expense	0.3	0.5	0.5	—	1.3
Last-in first-out inventory adjustments	(0.3)	0.4	1.0	2.3	3.4
Water Management Adjusted EBITDA	$38.9	$43.5	$43.4	$33.6	$159.4
Water Management Adjusted EBITDA margin	19.8%	20.9%	23.1%	17.6%	20.3%

	Fiscal 2015
	Q1	Q2	Q3	Q4	Total
Water Management Income from operations	$18.5	$29.6	$20.8	$10.1	$79.0

Depreciation and amortization	9.6	9.5	9.4	9.6	38.1
Restructuring and other similar charges	1.5	0.6	1.6	0.4	4.1
Impact of RHF product line exit (1)	2.4	1.3	1.8	3.4	8.9
Stock-based compensation expense	0.2	0.3	0.3	0.3	1.1
Last-in first-out inventory adjustments	(0.2)	(0.6)	0.3	(1.4)	(1.9)
Impact of inventory fair value adjustments	0.6	—	—	—	0.6
Water Management Adjusted EBITDA	$32.6	$40.7	$34.2	$22.4	$129.9
Water Management Adjusted EBITDA margin	16.8%	19.0%	18.0%	12.4%	16.7%

(1)
During the fourth quarter of fiscal 2016, the Company announced its decision to exit the RHF flow control gate product line within its Water Management platform. To enhance comparability between historical periods, the net sales and corresponding operating loss attributable to the RHF product line exit has been excluded from our adjusted results.

Reconciliation of Quarterly Net Income to Adjusted Net Income:

	Fiscal 2016
	Q1	Q2	Q3	Q4	Total
Net Income from continuing operations	$21.2	$22.6	$24.3	$0.8	$68.9
Actuarial loss on pension and postretirement benefit obligations	—	—	—	12.9	12.9
Supply chain optimization and footprint repositioning initiatives	—	0.4	1.1	1.0	2.5
Impact of RHF product line exit (1)	2.4	4.3	5.9	10.7	23.3
Restructuring and other similar charges	1.9	2.7	6.1	24.2	34.9
Amortization of intangible assets	14.3	14.2	14.6	14.3	57.4
Other expense (income), net	0.4	1.0	1.1	(5.6)	(3.1)
Tax effect on above items	(6.8)	(7.8)	(10.1)	(20.5)	(45.2)
Adjusted net income from continuing operations	$33.4	$37.4	$43.0	$37.8	$151.6

Weighted-average number of diluted shares outstanding (in thousands)	104,367	102,880	102,776	103,142	103,310

Adjusted earnings per share	$0.32	$0.36	$0.42	$0.37	$1.47

	Fiscal 2015
	Q1	Q2	Q3	Q4	Total
Net Income from continuing operations	$11.6	$37.8	$6.7	$35.7	$91.8
Actuarial loss on pension and postretirement benefit obligations	—	—	31.4	28.0	59.4
Impact of RHF product line exit (1)	2.7	1.6	2.1	3.7	10.1
Restructuring and other similar charges	3.4	1.4	2.3	5.8	12.9
Amortization of intangible assets	13.5	13.7	13.6	14.3	55.1
Impact of inventory fair value adjustments	1.4	0.7	—	1.1	3.2
Other expense (income), net	1.3	2.3	5.4	(1.8)	7.2
Tax effect on above items	(7.9)	(6.9)	(19.9)	(18.3)	(53.0)
Tax restructuring	10.1	—	—	—	10.1
Adjusted net income from continuing operations	$36.1	$50.6	$41.6	$68.5	$196.8

Weighted-average number of diluted shares outstanding (in thousands)	104,529	104,710	104,785	104,808	104,727

Adjusted earnings per share	$0.35	$0.48	$0.40	$0.65	$1.88

(1)
During the fourth quarter of fiscal 2016, the Company announced its decision to exit the RHF flow control gate product line within its Water Management platform and its intention to exclude related RHF results from its forward-looking guidance. To enhance comparability between historical periods, the pre-tax loss of the RHF product line exit has been excluded.